As filed with the Securities and Exchange Commission on August 2, 1996

SEC Registration No. 33-42425


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                       AMENDMENT NO. 1 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                       (SEC NO. 33-42425)


                 HAUSER CHEMICAL RESEARCH, INC.
     (Exact Name of Registrant as Specified in its Charter)

          Delaware                      83-3275863
(State or Other Juris-                 (IRS Employer
 diction of Incorporation)              Identification Number)

                     5555 Airport Boulevard
                       Boulder, CO 80301
                     Address of Principal
                       Executive Offices

                 HAUSER CHEMICAL RESEARCH, INC.
                   1987 NON-STATUTORY STOCK OPTION PLAN
                      (Full Title of Plan)

                         Dean P. Stull
                   Chairman of the Board and
                  Principal Executive Officer
                 HAUSER CHEMICAL RESEARCH, INC.
                     5555 Airport Boulevard
                        Boulder, CO 80301
                         (303) 443-4662
       (Name, Address, Including Zip Code, and Telephone
       Number, Including Area Code, of Agent for Service)

                           Copies to

                   Laurie P. Glasscock, Esq.
               Chrisman, Bynum & Johnson, P.C.
                     1900 Fifteenth Street
                     Boulder, CO  80302
                       (303) 546-1300


                CALCULATION OF REGISTRATION FEE


                                                          Proposed
                                      Proposed            Maximum
Title of Each         Shares          Maximum             Aggregate      Amount of
Class of Securities   to be           Offering Price      Offering       Registration
to be Registered      Registered      Per Share <F1>      Price <F1>     Fee

Common Stock
($.01 Par Value)      60,000          $5.75               $345,000.00    $118.97

<F1>  Estimated solely for the purpose of calculating the registration fee. Computed pursuant to Rule
457(c) using the average of the high and low prices for the Registrant's Common Stock as quoted on the
NASDAQ National Market System on July 8, 1996.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The shares registered hereunder are in addition to the 658,720 shares of the Registrant's Common Stock to be issued pursuant to the Hauser Chemical Research, Inc. 1987 Non-Qualified Stock Option Plan were registered under Registration Statement No. 33-42425 on Form S-8, the contents of which are incorporated herein by reference.


Item 8.   Exhibits

Exhibit No.     Description of Exhibit

4.3             1987 Incentive Stock Option Plan, filed with
                33-42425, incorporated by reference

5.1             Opinion of Chrisman, Bynum & Johnson, P.C.

23.1            Consent of Chrisman, Bynum & Johnson, P.C.
                (included in Exhibit 5.1)

23.2            Independent Auditors' Consent



Item 9.  Undertakings

(1)  The undersigned Registrant hereby undertakes:

(a) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


              SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Boulder, State of Colorado on July __, 1996.

HAUSER CHEMICAL RESEARCH, INC.


                                   By:
                                       Dean P. Stull,
                                       Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                        Title                                         Date

/s/ Dean P. Stull                Chairman of the Board of Directors,           July 25, 1996
Dean P. Stull                    Chief Executive Officer, President
                                 and a Director (Principal Executive Officer)


/s/ Randall J. Daughenbaugh      Chief Technical Officer and a Director        July 25, 1996
Randall J. Daughenbaugh


/s/ David I. Rosenthal           Chief Financial Officer and                   July 25, 1996
David I. Rosenthal               Treasurer (Principal Financial
                                 and Accounting Officer)


/s/ William E. Coleman           Director                                      July 25, 1996
William E. Coleman


/s/ Stanley J. Cristol           Director                                      July 25, 1996
Stanley J. Cristol


/s/ Ray L. Hauser                Director                                      July 25, 1996
Ray L. Hauser


/s/ Christopher W. Roser         Director                                      July 25, 1996
Christopher W. Roser


/s/ Robert F. Saydah             Director                                      July 25, 1996
Robert F. Saydah


/s/ Bert M. Tolbert              Director                                      July 25, 1996
Bert M. Tolbert


/s/ Willem A. Maas               Director                                      July 25, 1996
Willem A. Maas

                         EXHIBIT INDEX


                                                    Sequential
                                                          Page
Exhibit No.              Description of Exhibit

Number


4.1 1987 Incentive Stock Option Plan, filed as an Exhibit to Form S-8, Registration No. 33-42425, incorporated herein by reference

5.1      Opinion of Chrisman, Bynum & Johnson, P.C.

23.1     Consent of Chrisman, Bynum & Johnson, P.C.1

23.2     Independent Auditors' Consent

____________________
(1) Included in Exhibit 5.1